UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2015

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2015, Scott Minick indicated his intention to resign as the President and Chief Executive Officer of BIND Therapeutics, Inc. (the “Company”), effective March 10, 2015. Mr. Minick will continue to serve as a director of the Company. While serving as a non-employee director of the Company, Mr. Minick will be eligible for compensation under the Company’s non-employee director compensation program but will not receive an “initial award” (as the term is defined in the program) for his service.

On March 7, 2015, the Board of Directors of the Company (the “Board”) appointed Andrew Hirsch, formerly Chief Operating Officer and Chief Financial Officer, as President and Chief Executive Officer of the Company, effective upon the effectiveness of Mr. Minick’s resignation. Mr. Hirsch will serve as the Company’s President and Chief Executive Officer while the Board searches for a successor to Mr. Minick.

In addition, on March 7, 2015, the Board appointed Christopher Lindblom, formerly Vice President, Finance, as Senior Vice President, Finance and Administration, Treasurer and Secretary of the Company, effective upon the effectiveness of Mr. Minick’s resignation, and designated Mr. Lindblom as the Company’s principal financial officer and principal accounting officer.

Mr. Hirsch, age 44, has served as the Company’s Chief Operating Officer since February 15, 2014, and as the Company’s Chief Financial Officer since July 2012. From June 2011 to May 2012, he was Vice President of Finance and Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, until its acquisition by Celgene Corporation. From 2002 to 2011, Mr. Hirsch served in roles of increasing responsibility at Biogen Idec, a biotechnology company, including the most recent role from 2010 to 2011 as Vice President, Corporate Strategy and M&A. Additionally, Mr. Hirsch held various positions in the finance organization at Biogen Idec including leading the company’s Business Planning and Investor Relations functions.

Mr. Lindblom, age 43, has served as the Company’s Vice President, Finance since March 2014. From May 2013 to March 2014, Mr. Lindblom was the Vice President of Finance and Treasurer of OvaScience, Inc., a life sciences company. From October 2006 to May 2013, he served in various financial roles of increasing responsibility at Infinity Pharmaceuticals, Inc., a biotechnology company, including as Vice President, Accounting and Finance from July 2010.

In connection with Scott Minick’s resignation, the Company and Mr. Minick entered into a separation agreement pursuant to which the Company agreed, in consideration of Mr. Minick’s executing a general release of claims in the Company’s favor, to provide to Mr. Minick (i) continued payment of his base salary for 12 months, totaling $410,000 in the aggregate, (ii) a lump-sum payment in the amount of $131,200, representing the full amount of Mr. Minick’s annual bonus earned for 2014, (iii) accelerated vesting of all equity and equity-based awards of the Company held by Mr. Minick as of the effective date of his resignation and (iv) direct payment or reimbursement of COBRA premiums during the 12 months following Mr. Minick’s resignation or such shorter period during which Mr. Minick remains eligible for COBRA continuation coverage under the Company’s group medical and dental plans.

In connection with the officer appointments described above, (i) Mr. Hirsch’s annual base salary was increased to $410,000, his annual performance-based target bonus was increased to 40% of his annual base salary and he received an option (the “Hirsch Option”) to purchase 140,000 shares of the Company’s common stock, and (ii) Mr. Lindblom’s annual base salary was increased to $275,000 from $250,000, his annual performance-based target bonus was increased to 30% of his annual base salary from 25% of his annual base salary, and he received an option (the “Lindblom Option”) to purchase 45,000 shares of the Company’s common stock. The Hirsch Option and the Lindblom Option each have an exercise price of $5.96, the closing price per share of the Company’s common stock on March 6, 2015, and will vest as to 25% of the total number of shares underlying each such option on the first anniversary of the date of grant and, as to the remaining shares, in equal monthly installments over the thirty-six (36) months following the date of grant, such that each such option shall be vested as to all shares on the fourth anniversary of the date of grant.

In addition, Mr. Hirsch entered into a new severance agreement with the Company on March 10, 2015. The agreement entitles Mr. Hirsch to receive, subject to his executing and not revoking a general release of claims in the Company’s favor, the following severance benefits in the circumstances specified:

•	If (a) the Company terminates Mr. Hirsch’s employment without cause (as defined in the agreement) while he is employed as the Company’s Chief Executive Officer or during the one-year period after the Company first appoints any individual other than Mr. Hirsch as Chief Executive Officer of the Company (such first appointment, the “Trigger Event”) or (b) Mr. Hirsch resigns his employment during the period beginning six months after the Trigger Event and ending on the first anniversary of the Trigger Event, Mr. Hirsch will be entitled to receive (i) 12 months of base salary continuation, (ii) an amount equal to 3.33% of his then current annual base salary for each full calendar month elapsed in the year the termination occurs as of the termination date, (iii) accelerated vesting of all Company stock options held by Mr. Hirsch as of the termination date and (iv) up to 12 months of direct payment or reimbursement for COBRA premiums.

•	If the Company terminates Mr. Hirsch’s employment without cause or he resigns for good reason (as defined in the agreement) in circumstances other than those described above, Mr. Hirsch will be entitled to receive base salary continuation payments and direct payment or reimbursement for COBRA premiums for a period of six months plus one additional month for each full year of Mr. Hirsch’s continuous service to the Company, up to a maximum of twelve months, provided that if the termination occurs within the three months preceding or twelve months following a sale of the Company (as defined in the agreement), the severance period will be twelve months without regard to Mr. Hirsch’s years of continuous service and Mr. Hirsch will also be entitled to accelerated vesting of all then outstanding Company equity awards granted to him on or after September 1, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, dated March 10, 2015, between the Company and Scott Minick.

10.2	Severance Agreement, dated March 10, 2015, between the Company and Andrew Hirsch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: March 10, 2015	By:	/s/ Andrew Hirsch

Andrew Hirsch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release, dated March 10, 2015, between the Company and Scott Minick.

10.2	Severance Agreement, dated March 10, 2015, between the Company and Andrew Hirsch.